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                                                                     EXHIBIT 2.5

                        JOINDER AGREEMENT, dated as of January 9, 2004 (this
                  "Agreement"), among REYNOLDS AMERICAN INC., a North Carolina corporation ("Reynolds American"), BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation ("B&W"), and R.J. REYNOLDS TOBACCO HOLDINGS, INC., a Delaware corporation ("RJR").

            WHEREAS Section 6.03(c) of the Business Combination Agreement, dated as of October 27, 2003 (the "Combination Agreement"), between B&W and RJR, contemplates that Reynolds American will become a party to the Combination Agreement; and

            WHEREAS Reynolds American, B&W and RJR have agreed that Reynolds American will become a party to the Combination Agreement.

            NOW, THEREFORE, Reynolds American hereby agrees with B&W and RJR as follows:

            SECTION 1. Reynolds American, by its signature, hereby becomes a party to the Combination Agreement with the same force and effect as if originally named as a party therein and hereby agrees to all the terms and provisions of the Combination Agreement applicable to it.

            SECTION 2. Reynolds American represents and warrants that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 3. This Agreement shall for all purposes be deemed to be a part of the Combination Agreement and shall be subject to all of the provisions thereof.

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            IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement, all as of the date first written above.

                                   REYNOLDS AMERICAN INC.,

                                      by McDARA P. FOLAN, III
                                         -------------------------------
                                         Name: McDara P. Folan, III
                                         Title: Vice President, Deputy General
                                                Counsel and Secretary

                                   BROWN & WILLIAMSON TOBACCO CORPORATION,

                                      by Timothy J. Hazlett
                                         -------------------------------
                                         Name: Timothy J. Hazlett
                                         Title: Vice President, Secretary and
                                                Corporate General Counsel

                                   R.J. REYNOLDS TOBACCO HOLDINGS, INC. ,

                                      by McDARA P. FOLAN, III
                                         -------------------------------
                                         Name:  McDara P. Folan, III
                                         Title: Vice President, Deputy General
                                                Counsel and Secretary